     EXHIBIT 23.2

     INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference, in Form S-8 Registration Statement Numbers 33-95602 and 333-37756 and Form S-3 Registration Statement No. 333-44096, of our report dated March 16, 2001 (which report expresses an unqualified opinion and includes an explanatory paragraph related to the Company's change of method of revenue recognition), appearing in the Annual Report on Form 10-KSB of Covalent Group, Inc. for the year ended December 31, 2000.


     DELOITTE & TOUCHE LLP

     Philadelphia, Pennsylvania
     April 12, 2001